UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
October 1, 2013
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3711 South MoPac Expressway
Building Two
Austin, Texas 78746
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 1, 2013, SolarWinds, Inc. (the “Company”), through one of its subsidiaries, SolarWinds Worldwide, LLC (“SolarWinds Worldwide” and, collectively with the Company, “SolarWinds”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Confio Corporation, a Delaware corporation (“Confio”) pursuant to which SolarWinds has acquired Confio (the “Merger”) for a purchase price of $103 million (the “Closing Cash Consideration”). The Merger Agreement provides that $10 million of the Closing Cash Consideration will be held in escrow as partial security for the indemnification obligations of the equity holders of Confio. Confio is a database performance management software provider headquartered in Boulder, Colorado.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Credit Agreement

On October 4, 2013, the Company entered into a Credit Agreement by and among the Company, the Lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent for the Lenders (“Agent”), and Wells Fargo Securities, LLC.

The Credit Agreement provides for a $125 million revolving credit facility with a $30 million letter of credit sublimit and a $15 million swingline loan sublimit. The Company may request revolving loans, swingline loans or the issuance of letters of credit until October 4, 2018, subject to demonstrating pro forma compliance with the financial covenant requirement under the Credit Agreement and certain other requirements. The Credit Agreement also contains an incremental facility permitting the Company, subject to certain requirements, to arrange with the Lenders and/or new lenders for up to an aggregate of $75 million in additional commitments. The proceeds of the revolving loans made under the Credit Agreement may be used for general corporate purposes, including, without limitation, to finance acquisitions. On October 4, 2013, the Company borrowed $40 million under a revolving loan that will be used to finance a portion of the Closing Cash Consideration paid upon the acquisition of Confio pursuant to the Merger Agreement described above.

The revolving loans bear interest, at the Company’s option, at the base rate plus a margin of 0.25% to 1.00% or an adjusted LIBOR rate (based on one, three or six-month interest periods) plus a margin of 1.25% to 2.00%, in each case with such margin being determined based on the consolidated total leverage ratio as of the last day of the most recently completed fiscal quarter. The “base rate” means the highest of (i) Agent’s prime rate, (ii) the federal funds rate plus a margin equal to 0.50% and (iii) the adjusted LIBOR rate for a one-month interest period plus a margin equal to 1.00%. Swingline loans bear interest at the base rate plus the applicable margin for base rate loans. The Company is also obligated to pay other customary closing fees, arrangement fees, administration fees, commitment fees and letter of credit fees for a credit facility of this size and type.

Interest is due and payable in arrears quarterly for revolving loans bearing interest at the base rate, and at the end of the applicable elected interest period (or at each three month interval in the case of loans with interest periods greater than three months) in the case of revolving loans bearing interest at the adjusted LIBOR rate. Principal payments with respect to the revolving loans, together with all accrued and unpaid interest, are due on October 4, 2018. The Company may prepay the revolving loans or swingline loans, in whole or in part, at any time without premium or penalty, subject to certain conditions, including minimum amounts and reimbursement of certain costs in the case of prepayments of LIBOR loans.

The Company’s obligations under the Credit Agreement are guaranteed by SolarWinds Worldwide pursuant to the Guaranty Agreement, dated as of October 4, 2013 (the “Guaranty Agreement”), by SolarWinds Worldwide in favor of and for the benefit of Agent as administrative agent of the Lenders and may be guaranteed by future domestic subsidiaries of the Company pursuant to the terms of the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, make investments, merge or consolidate, dispose of assets, pay dividends or make distributions, make acquisitions and enter into certain transactions with affiliates, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a consolidated total leverage ratio and a consolidated interest coverage ratio.

The Credit Agreement includes customary events of default that include, among other things, non-payment defaults, defaults due to the inaccuracy of representations and warranties, covenant defaults, indebtedness cross default, change of control default, bankruptcy and insolvency defaults, defaults due to invalidity of the documents, material judgment defaults and material adverse effect default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. A default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the otherwise applicable interest rate.

The foregoing description is qualified in its entirety by reference to the Credit Agreement and the Guaranty Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Cautionary Note Regarding Merger Agreement and Credit Agreement

The Merger Agreement and Credit Agreement have been included to provide investors and security holders with information regarding their terms. Each agreement contains representations and warranties of the parties thereto made to and solely for the benefit of the other parties. These representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and Credit Agreement. Furthermore, certain warranties in these agreements were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the warranties as characterizations of the actual state of facts, since they were only made as of the date of the relevant agreement and are modified in important part by the underlying confidential disclosure schedules.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 7, 2013, SolarWinds completed the acquisition of Confio pursuant to the Merger Agreement, as described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2013, the Company borrowed $40 million under a revolving loan under the Credit Agreement in connection with the Company’s acquisition of Confio, as described in Item 1.01 of the Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On October 7, 2013 the Company issued a press release announcing the acquisition of Confio and a related FAQ. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and a copy of the related FAQ is furnished herewith as Exhibit 99.2.

The information contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of October 1, 2013 by and among SolarWinds Worldwide, LLC, Optimus Acquisition Corp., Confio Corporation, the Equity Holder Representative and U.S. Bank, National Association (With Respect to Article VII Only) (*)

10.1
Credit Agreement, dated as of October 4, 2013, by and among SolarWinds, Inc., the Lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent for the Lenders, and Wells Fargo Securities, LLC (*)

10.2	Guaranty Agreement, dated as of October 4, 2013, by SolarWinds Worldwide, LLC in favor of and for the benefit of Wells Fargo Bank, National Association as administrative agent for the Lenders (*)
99.1	Press release issued by SolarWinds, Inc. dated October 7, 2013
99.2	FAQ issued by SolarWinds, Inc. dated October 7, 2013

*     Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SolarWinds, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	October 7, 2013	By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of October 1, 2013 by and among SolarWinds Worldwide, LLC, Optimus Acquisition Corp., Confio Corporation, the Equity Holder Representative and U.S. Bank, National Association (With Respect to Article VII Only) (*)

10.1
Credit Agreement, dated as of October 4, 2013, by and among SolarWinds, Inc., the Lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent for the Lenders, and Wells Fargo Securities, LLC (*)

10.2	Guaranty Agreement, dated as of October 4, 2013, by SolarWinds Worldwide, LLC in favor of and for the benefit of Wells Fargo Bank, National Association as administrative agent for the Lenders (*)
99.1	Press release issued by SolarWinds, Inc. dated October 7, 2013
99.2	FAQ issued by SolarWinds, Inc. dated October 7, 2013

*     Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SolarWinds, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.